Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Farmers National Banc Corp. on Amendment No. 1 to Form S-4 of our report dated March 5, 2019 on the consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the year ended December 31, 2018, appearing in the 2020 Form 10-K of Farmers National Banc Corp., and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Crowe LLP

Cleveland, Ohio

September 20, 2021